Exhibit 10.8

Southern California Chapter of the
 Society of Industrial and Office Realtors, Inc.

INDUSTRIAL REAL ESTATE LEASE
(MULTI-TENANT FACILITY)

ARTICLE ONE: BASIC TERMS

This Article One contains the Basic Terms of this Lease between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

Section 1.01. Date of Lease: January 10, 2000

Section 1.02. Landlord (include legal entity): MAJESTIC REALTY CO. AND PATRICIAN ASSOCIATES INC, both California corporations

Address of Landlord:                              13191 Crossroads Parkway North, 6th Floor
City of Industry, CA 91746

Section 1.03. Tenant(include legal entity): CHINO COMMERCIAL BANK, N.A., a National Association

Address of Tenant:                                        14335 Pipeline Avenue, Unit B
Chino, CA 91710

Section 1.04. Property: The Property is part of Landlord’s multi-tenant real property development known as approximately 83,000 square feet located in 5 buildings more commonly known as 14245, 14275, 14335, 14351, 14355 and 14365 Pipeline Avenue, Chino, California and described or depicted in Exhibit “A”(the “Project”). The Project includes the land, the buildings and all other improvements located on the land, and the common areas described in Paragraph 4.05(a). The Property is part of that approximately 13,000 square foot building more commonly known as 14335 Pipeline Avenue, Chino, California as depicted on Exhibit “A” attached hereto (the “Building”). The Property is (include street address, approximate square footage and description) that approximately 6,954 square foot portion of the Building as outlined in red on Exhibit “A” attached hereto, and more commonly known as 14335 Pipeline Avenue, Unit B. Chino, California subject to the non—exclusive use of such area outlined in green on Exhibit “A”                                 I

Section 1.05. Lease Term: 5 years - months beginning on April 15, 2000 or such other date as is specified in this Lease, and ending on April 14, 2005

Section 1.06. Permitted Uses: (See Article Five) Only for commercial banking including general office and administrative. See Addendum Section 1.06

Section 1.07. Tenant’s Guarantor: (If none, so state) None

Section 1.08. Brokers: (See Article Fourteen) (If none, so state)

Landlord’s Broker: Majestic Realty Co.

Tenant’s Broker: Seapower Carpenter Capital, Inc.

Section 1.09. Commission Payable to Landlord’s Broker: (See Article Fourteen) $ per separate agreement

Section 1.10. Initial Security Deposit: (See Section 3.03) $ 6,261.43

Section 1.11. Vehicle Parking Spaces Allocated to Tenant: (See Section 4.05) per   Exhibit “A”

Section 1.12. Rent and Other Charges Payable by Tenant:

(a) BASE RENT: FIVE THOUSAND FIVE HUNDRED SIXTY-THREE AND 20/100 Dollars ($ 5,563.20) per month for the first twe1ve (12) months, as provided in Section 3.01. See Addendum Section 1.12(a)

(b) OTHER PERIODIC PAYMENTS: (i) Real Property Taxes (See Section 4.02); (ii) Utilities (See Section 4.03); (iii) Insurance Premiums (See Section 4.04); (iv) Tenant’s Initial Pro Rata Share of Common Area Expenses 53.50% for Building Common Area Expenses, 8.41% for Project Common Area Expenses, and 1.02% for the pump and main driveway (as crosshatched in black on Exhibit “A” attached hereto is shared with 683,000 square feet of buildings). (See Section 4.05); (v) Impounds for Insurance Premiums and Property Taxes (See Section 4.08); (vi) Maintenance, Repairs and Alterations (See Article Six).

Section 1.13. Landlord’s Share of Profit on Assignment or Sublease: (See Section 9.05) fifty percent ( 50%) of the Profit (the “Landlord’s Share”).

Section 1.14. Riders: The following Riders are attached to and made a part of this Lease: (If none, so state) Addendum pages 1 through 7, Option to Extend Term Lease Rider, and Exhibits “A”, “B”, “C”, “D’’, “E” and “F”.

ARTICLE TWO: LEASE TERM

Section 2.01. Lease of Property For Lease Term. Landlord leases the Property to Tenant and Tenant leases the Property from Landlord for the Lease

Term. The Lease Term is for the period stated in Section 1.05 above and shall begin and end on the dates specified in Section 1.05 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease. The “Commencement Date” shall be the date specified in Section 1.05 above for the beginning of the Lease Term, unless advanced or delayed under any provision of this Lease.

Section 2.02. Delay in Commencement. Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Property to Tenant on the Commencement Date. Landlord’s non-delivery of the Property to Tenant on that date shall not affect this Lease or the obligations of Tenant under this Lease except that the Commencement Date shall be delayed until Landlord delivers possession of the Property to Tenant and the Lease Term shall be extended for a period equal to the delay in delivery of possession of the Property to Tenant, plus the number of days necessary to end the Lease Term on the last day of a month. If Landlord does not deliver possession of the Property to Tenant within sixty (60) days after the Commencement Date, Tenant may elect to cancel this Lease by giving written notice to Landlord within ten (10) days after the sixty (60) -day period ends. If Tenant gives such notice, the Lease shall be cancelled and neither Landlord nor Tenant shall have any further obligations to the other. If Tenant does not give such notice, Tenant’s right to cancel the Lease shall expire and the Lease Term shall commence upon the delivery of possession of the Property to Tenant. If delivery of possession of the Property to Tenant is delayed, Landlord and Tenant shall, upon such delivery, execute an amendment to this Lease setting forth the actual Commencement Date and expiration date of the Lease. Failure to execute such amendment shall not affect the actual Commencement Date and expiration date of the Lease.

Section 2.03. Early Occupancy. If Tenant occupies the Property prior to the Commencement Date, Tenant’s occupancy of the Property shall be subject to all of the provisions of this Lease. Early occupancy of the Property shall not advance the expiration date of this Lease. Tenant shall pay Base Rent and all other charges specified in this Lease for the early occupancy period.

Section 2.04. Holding Over. Tenant shall vacate the Property upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages which Landlord incurs from Tenant’s delay in vacating the Property. If Tenant does not vacate the Property upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant’s occupancy of the Property shall be a “month-to-month” tenancy ,subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Base Rent then in effect shall be increased by twenty-five percent (25%).

ARTICLE THREE: BASE RENT

Section 3.01. Time and Manner of Payment. Upon execution of this Lease, Tenant shall pay Landlord the Base Rent in the amount stated in Paragraph 1.12(a) above for the first month of the Lease Term. On the first day of the second month of the Lease Term and each month thereafter, Tenant shall pay Landlord the Base Rent, in advance, without offset, deduction or prior demand. The Base Rent shall be payable at Landlord’s address or at such other place as Landlord may designate in writing.

Section 3.03. Security Deposit; Increases.

(a) Upon the execution of this Lease. Tenant shall deposit with Landlord a cash Security Deposit in the amount set forth in Section 1.10 above, Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord’s written request. Tenant’s failure to do so shall be a material default under this Lease. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit.

(b) Each time the Base Rent is increased, Tenant shall deposit additional funds with Landlord sufficient to increase the Security Deposit to an amount which bears the same relationship to the adjusted Base Rent as the initial Security Deposit bore to the initial Base Rent.

Section 3.04. Termination; Advance Payments. Upon termination of this Lease under Article Seven (Damage or Destruction), Article Eight

(Condemnation) or any other termination not resulting from Tenant’s default, and after Tenant has vacated the Property in the manner required by this Lease, Landlord shall refund or credit to Tenant (or Tenant’s successor) the unused portion of the Security Deposit, any advance rent or other advance payments made by Tenant to Landlord, arid any amounts paid for real property taxes and other reserves which apply to any time periods after termination of the Lease.

ARTICLE FOUR: OTHER CHARGES PAYABLE BY TENANT

Section 4.01. Additional Rent. All charges payable by Tenant other than Base Rent are called “Additional Rent.” Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. The term “rent” shall mean Base Rent and Additional Rent.

Section 4.02. Property Taxes.

(a) Real Property Taxes. Tenant shall pay all real property taxes on the Property (including any fees. taxes or assessments against, or as a result of, any tenant improvements installed on the Property by or for the benefit of Tenant) during the Lease Term. Subject to Paragraph 4.02(c) and Section 4.08 below, such payment shall be made at least ten (10) days prior to the delinquency date of the taxes. Within such ten (10) -day period, Tenant shall furnish Landlord with satisfactory evidence that the real property taxes have been paid. Landlord shall reimburse Tenant for any real property taxes paid by Tenant covering any period of time prior to or after the Lease Term. If Tenant fails to pay the real property taxes when due, Landlord may pay the taxes and Tenant shall reimburse Landlord for the amount of such tax payment as Additional Rent. Alternatively, Landlord may elect to bill Tenant in advance for such taxes and Tenant shall pay Landlord the l amount of such taxes, as Additional Rent, at least ten (10) days prior to delinquency. Landlord shall pay such taxes prior to delinquency provided Tenant has timely made such payments to Landlord. Any penalty caused by Tenant’s failure to timely make such payments shall also be Additional Rent owed by Tenant immediately upon demand.

(b) Definition of “Real Property Tax.” “Real property tax” means: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Property; (ii) any tax on the Landlord’s right to receive, or the receipt of, rent or income from the Property or against Landlord’s business of leasing the Property; (iii) any tax or charge for fire protection. streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency; (iv) any tax imposed upon this transaction or based upon a re-assessment of the Property due to a change of ownership, as defined by applicable law, or other transfer of all or part of Landlord’s interest in the Property; and (v) any charge or fee replacing any tax previously included within the definition of real property tax. “Real property tax” does not, however, include Landlord’s federal or state income, franchise, inheritance or estate taxes.

(c) Joint Assessment. If the Property is not separately assessed, Landlord shall reasonably determine Tenant’s share of the real property tax payable by Tenant under Paragraph 4.02(a) from the assessor’s worksheets or other reasonably available information. Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord’s written statement.

(d) Personal Property Taxes.

(i) Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall try to have personal property taxed separately from the Property.

(ii) If any of Tenant’s personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

Section 4.03. Utilities. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities, and services supplied to the Property. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant’s proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord’s written statement.

Section 4.04.  Insurance Policies.

(a) Liability Insurance. During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Property. Tenant shall name Landlord as an additional insured under such policy. The initial amount of such insurance shall be One Million Dollars (51.000.000) per occurrence and shall be subject to periodic increase based upon inflation, increased liability awards, recommendation of Landlord’s professional insurance advisers and other relevant factors. The liability insurance obtained by Tenant under this Paragraph 4.04(a) shall (i) be primary and non-contributing; (ii) contain cross-liability endorsements; and (iii) insure Landlord against Tenant’s performance under Section 5.05. if the matters giving rise to the indemnity under Section 5.05 result from the negligence of Tenant. The amount and coverage of such insurance shall not limit Tenant’s liability nor relieve Tenant of any other obligation under this Lease. Landlord may also obtain comprehensive public liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Property. The policy obtained by Landlord shall not be contributory and shall not provide primary insurance.

(b) Property and Rental Income Insurance. During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Property in the full amount of its replacement value. Such policy shall contain an Inflation Guard Endorsement and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Landlord deems reasonably necessary. Landlord shall have the right to obtain flood and earthquake insurance if required by any lender holding a security interest in the Property. Landlord shall not obtain insurance for Tenant’s fixtures or equipment or building improvements installed by Tenant on the Property. During the Lease Term, Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one year’s Base Rent, plus estimated real property taxes and insurance premiums. Tenant shall be liable for the payment of any deductible amount under Landlord’s or Tenant’s insurance policies maintained pursuant to this Section 4.04, in an amount not to exceed Ten Thousand Dollars (510.000). Tenant shall not do or permit anything to be done which invalidates any such insurance policies.

(c) Payment of Premiums. Subject to Section 4.08, Tenant shall pay all premiums for the insurance policies described in Paragraphs 4.04(a) and (b) (whether obtained b Landlord or Tenant) within fifteen (‘15) days after Tenant’s receipt of a copy of the premium statement or other evidence of the amount due, except Landlord shall pay all premiums for non-primary comprehensive public liability insurance which Landlord elects to obtain as provided in Paragraph 4.04(a). For insurance policies maintained by’ Landlord which cover improvements on the entire Project, Tenant shall pay Tenant’s prorated share of the premiums, in accordance with the formula in Paragraph 4.05(e) for determining Tenant’s share of Common Area costs. If insurance policies maintained by Landlord cover improvements on real property other than the Project. Landlord shall deliver to Tenant a statement of the premium applicable to the Property showing in reasonable detail how Tenant’s share of the premium was computed. If the Lease Term expires before the expiration of an insurance policy maintained by Landlord, Tenant shall be liable for Tenant’s prorated share of the insurance premiums. Before the Commencement Date, Tenant shall, deliver to Landlord a copy of any policy of insurance which Tenant is required to maintain under this Section 4.04. At least thirty (30) days prior to the expiration of any such policy. Tenant shall deliver to Landlord a renewal of such policy. As an alternative to providing a policy of insurance, Tenant shall have the right to provide Landlord a certificate of insurance, executed by an authorized officer of the insurance company, showing that the insurance which Tenant is required to maintain under this Section 4.04 is in full force and effect and containing such other information which Landlord reasonably requires.

(d) General Insurance Provisions.

(i) Any insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days’ written notice prior to any cancellation or modification of such coverage.

(ii) If Tenant fails to deliver any policy, certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is cancelled or modified during the Lease Term without Landlord’s consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.

(iii) Tenant shall maintain, all insurance required under this Lease with companies holding a “General Policy Rating” of A-12 or better, as set forth in the most current issue of “Best Key Rating Guide”. Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 4.04 may not be available in the future. Tenant acknowledges that the insurance described in this Section 4.04 is for the primary benefit of Landlord. If at any time during the Lease Term, Tenant is unable to maintain the insurance required under the Lease, Tenant shall nevertheless maintain insurance Coverage which is customary and commercially reasonable in the insurance industry for Tenant’s type of business, as that coverage may change from time to time. Landlord makes no representation as to the adequacy of such insurance to protect Landlord’s or Tenant’s interests. Therefore, Tenant shall obtain any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant.

(iv) Unless prohibited under any applicable insurance policies maintained. Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the required policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of subrogation.

Section 4.05. Common Areas; Use, Maintenance and Costs.

(a) Common Areas. As used in this Lease, “Common Areas” shall mean all areas within the Project which are available for the common use of tenants of the Project and which are not leased or held for the exclusive use of Tenant or other tenants, including, but not limited to, parking areas, driveways, sidewalks, loading areas, access roads, corridors, landscaping and planted areas. Landlord, from time to time, may change the size, location, nature and use of any of the Common Areas, convert Common Areas into leaseable areas, construct additional parking facilities (including parking structures) in the Common Areas, and increase or decrease Common Area land and/or facilities. Tenant acknowledges that such activities may result in inconvenience to Tenant. Such activities and changes are permitted if they do not materially affect Tenant’s use of the Property.

(b) Use of Common Areas. Tenant shall have the nonexclusive right (in common with other tenants and all others to whom Landlord has granted or may grant such rights) to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations as Landlord may establish from time to time. Tenant shall abide by such rules and regulations and shall use its best effort to cause others who use the Common Areas with Tenant’s express or implied permission to abide by Landlord’s rules and regulations. At any time, Landlord may close any Common Areas to perform any acts in the Common Areas as, in Landlord’s judgment, are desirable to improve the Project. Tenant shall not interfere with the rights of Landlord, other tenants or any other person entitled to use the Common Areas.

(c) Specific Provision re: Vehicle Parking. Tenant shall be entitled to use the number of vehicle parking spaces in the Project allocated to Tenant in Section 1.11 of the Lease without paying any additional rent. Tenant’s parking shall not be reserved and shall be limited to vehicles no larger than standard size automobiles or pickup utility vehicles. Tenant shall not cause large trucks or other large vehicles to be parked within the Project or on the adjacent public streets. Temporary parking of large delivery vehicles in the Project may be permitted by the rules and regulations established by Landlord. Vehicles shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not specifically designated for parking. Handicapped spaces shall only be used by those legally permitted to use them. If Tenant parks more vehicles in the parking area than the number set forth in Section 1.11 of this Lease, such conduct shall be a material breach of this Lease. In addition to Landlord’s other remedies under the Lease, Tenant shall pay a daily charge determined by Landlord for each such additional vehicle.

(d) Maintenance of Common Areas. Landlord shall maintain the Common Areas in good order, condition and repair and shall operate the Project, in Landlord’s sole discretion, as a first-class industrial/commercial real property development. Tenant shall pay Tenant’s pro rata share (as determined below) of all costs incurred by Landlord for the operation and maintenance of the Common Areas. Common Area costs include, but are not limited to, costs and expenses for the following: gardening and landscaping: utilities, water and sewage charges: maintenance of signs (other than tenants’ signs); premiums for liability, property damage, fire and other types of casualty insurance on the Common Areas and worker’s compensation insurance; all property taxes and assessments levied on or attributable to the Common Areas and all Common Area improvements; all personal property taxes levied on or attributable to personal property used in connection with the Common Areas; straight-line depreciation on personal property owned by Landlord which is consumed in the operation or maintenance of the Common Areas; rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Common Areas; fees for required licenses and permits; repairing, resurfacing, repaving, maintaining, painting, lighting, cleaning, refuse removal, security and similar items; reserves for roof replacement and exterior painting and other appropriate reserves; and a reasonable allowance to Landlord far Landlord’s supervision of the Common Areas (not to exceed five percent (5%) of the gross rents of the Project for the calendar year). Landlord may cause any or all of such services to be provided by third parties and the cost of such services shall be included in Common Area costs. Common Area costs shall not include depreciation of real property which forms part of the Common Areas.

(e) Tenant’s Share and Payment. Tenant shall pay Tenants annual pro rata share of all Common Area costs prorated for any fractional month) upon written notice from Landlord that such costs are due and payable, and in any event prior to delinquency. Tenant’s pro rata share shall be calculated by dividing the square foot area of Property, as set forth in Section 1.04 of the Lease, by the aggregate square foot area of the Project: or Building (as applicable) which is leased or held for lease by tenants, as of the date on which the computation is made. Tenant’s initial pro rata share is set out in Paragraph 1.12(b). Any changes in the Common Area costs and/or the aggregate area of the Project leased or held for lease during the Lease Term shall be effective on the first day of the month after such change occurs. Landlord may, at Landlord’s election, estimate in advance and charge to Tenant as Common Area costs, all real property taxes for which Tenant is liable under Section 4.02 of the Lease, all insurance premiums for which Tenant is liable under Section 4.04 of the Lease, all maintenance and repair costs for which Tenant is liable under Section 6.04 of the Lease, and all other Common Area costs payable by Tenant hereunder. At Landlord’s election, such statements of estimated Common Area costs shall be delivered monthly, quarterly or at any other periodic intervals to be designated by Landlord. Landlord may adjust such estimates at any time based upon Landlord’s experience and reasonable anticipation of costs. Such adjustments shall be effective as of the next rent payment date after notice to Tenant. Within sixty (60) days after the end of each calendar year of the Lease Term, Landlord shall deliver to Tenant a statement prepared in accordance with generally accepted accounting principles setting forth, in reasonable detail, the Common Area costs paid or incurred by Landlord during the preceding calendar year and Tenant’s pro rata share. Upon receipt of such statement, there shall be an adjustment between Landlord and Tenant, with payment to or credit given by Landlord (as the case may be) so that Landlord shall receive the entire amount of Tenant’s share of such costs and expenses for such period.

Section 4.06. Late Charges. Tenant’s failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Property. Therefore, if Landlord does not receive any rent payment within ten (10) days after it becomes due, Tenant shall pay Landlord a late charge equal to ten percent (10%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

Section 4.07. Interest on Past Due Obligations. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

Section 4.08. Impounds for Insurance Premiums and Real Property Taxes. If requested by any ground lessor or lender to whom Landlord has granted a security interest in the Property, or if Tenant is more than ten (10) days late in the payment of rent more than once in any consecutive twelve (12) -month period. Tenant small pay Landlord a sum equal to one-twelfth (1/12) of the annual real property taxes and insurance premiums payable by Tenant under this Lease, together with each payment of Base Rent. Landlord shall hold such payments in a non-interest bearing impound account. If unknown, Landlord shall reasonably estimate the amount of real property taxes and insurance premiums when due. Tenant shall pay any deficiency of funds in the impound account to Landlord upon written request. If Tenant defaults under this Lease, Landlord may apply any funds in the impound account to any obligation then due under this Lease.

ARTICLE FIVE: USE OF PROPERTY

Section 5.01. Permitted Uses. Tenant may use the Property only for the Permitted Uses set forth in Section 1.06 above.

Section 5.02. Manner of Use. Tenant shall not cause or permit the Property to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with the rights of tenants of the Project, or which constitutes a nuisance or waste. Tenant shall obtain and pay for all permits, including a Certificate of Occupancy, required for Tenant’s occupancy of the Property and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Property, including the Occupational Safety and Health Act.

Section 5.03. (See Addendum Section 5.03)

Section 5.04. Signs and Auctions. Tenant shall not place any signs on the Property without Landlord’s prior written consent. Tenant shall not conduct or permit any auctions or sheriffs sales at the Property.
See Addendum Section 5.04

Section 5.05. Indemnity. Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs. claims or liability arising from: (a) Tenant’s use of the Property; b) the conduct of Tenant’s business or anything else done or permitted by Tenant to be done in or about the Property, including any contamination of the Property or any other property resulting from the presence or use of Hazardous Material caused or permitted by Tenant; (c) any breach or default in the performance of Tenant’s obligations under this Lease; (d) any misrepresentation or breach of warranty by Tenant under this Lease; or (e) other acts or omissions of Tenant. Tenant shall defend Landlord against any such cost, claim or liability at Tenant’s expense with counsel reasonably acceptable to Landlord or, at Landlord’s election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim. As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons in or about the Property arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord’s gross negligence or willful misconduct. As used in this Section, the term “Tenant” shall include Tenant’s employees, agents, contractors and invitees, if applicable.

Section 5.06. Landlord’s Access. Landlord or its agents may enter the Property at all reasonable times to show the Property to potential buyers, investors or tenants or other parties: to do any other act or to inspect and conduct tests in order to monitor Tenant’s compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material; or for any other purpose Landlord deems necessary. Landlord shall give Tenant prior notice of such entry, except in the case of an emergency. Landlord may place customary For Sale” or “For Lease” signs on the Property.

Section 5.07. Quiet Possession. If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Property for the full Lease Term, subject to the provisions of this Lease.

ARTICLE SIX: CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS

Section 6.01. Existing Conditions. Tenant accepts the Property in its condition as of the execution of the Lease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Except as provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the suitability of the Property for Tenant’s intended use. Tenant represents and warrants that Tenant has ‘made its own inspection of and inquiry regarding the condition of the Property and is not relying on any representations of Landlord or any Broker with respect thereto. If Landlord or Landlord’s Broker has provided a Property Information Sheet or other Disclosure Statement regarding the Property, a copy is attached as an exhibit to the Lease.

Section 6.02. Exemption of Landlord from Liability. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant. Tenant’s employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause: (c) conditions arising in or about the Property or upon other portions of the Project, or from other sources or places; or (d) any act or omission of any other tenant of the Project. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 6.02 shall riot, however, exempt Landlord from liability for Landlord’s gross negligence or willful misconduct.

Section 6.03. Landlord’s Obligations.

(a) Except as provided in Article Seven (Damage or Destruction) and Article Eight (Condemnation). Landlord shall keep the following in good order, condition and repair: the foundations, exterior walls and roof of the Property (including painting the exterior surface of the exterior walls of the Property not more often than once every five (5) years, if necessary) and all components of electrical, mechanical, plumbing, heating and air conditioning systems and facilities located in the Property which are concealed or used in common by tenants of the Project. However,’ Landlord shall not be obligated to maintain or repair windows, doors, plate glass or the interior surfaces of exterior walls. Landlord shall make repairs under this Section 6.03 within a reasonable time after receipt of written notice from Tenant of the need for such repairs.

(b) Tenant shall pay or reimburse Landlord for all costs Landlord incurs under Paragraph 6.03(a) above as Common Area costs as provided for in Section 4.05 of the Lease. Tenant waives the benefit of any statute in effect now or in the future which might give Tenant the right to make repairs at Landlord’s expense or to terminate this Lease due to Landlord’s failure to keep the Property in good order, condition and repair.

Section 6.04. Tenant’s Obligations.

(a) Except as provided in Section 6.03, Article Seven (Damage or Destruction) and Article Eight (Condemnation). Tenant shall keep all portions of the Property (including structural. nonstructural. interior. systems and equipment) in good order, condition and repair (including interior repainting and refinishing, as needed). If any portion of the Property or any system or equipment in the Property which Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Property or system or equipment in the Property, regardless of whether the benefit of such replacement extends beyond the Lease Term; but if the benefit or useful life of such replacement extends beyond the Lease Term (as such term may be extended by exercise of any options), the useful life of such replacement shall be prorated over the remaining portion of the Lease Term (as extended), and Tenant shall be liable only for that portion of the cost which is applicable to the Lease Term (as extended). Tenant shall maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a licensed heating and air conditioning contractor, unless Landlord maintains such equipment under Section 6.03 above. If any part of the Property or the Project is damaged by any act or omission of Tenant, Tenant shall pay Landlord the cost of repairing or replacing such damaged property, whether or not Landlord would otherwise be obligated to pay the cost of maintaining or repairing such property. It is the intention of Landlord and Tenant that at all times Tenant shall maintain the portions of the Property which Tenant is obligated to maintain in an attractive, first-class and fully operative condition.

(b) Tenant shall fulfill all of Tenant’s obligations under this Section 6.04 at Tenant’s sole expense. If Tenant fails to maintain, repair or replace the Property as required by this Section 6.04, Landlord may, upon ten (10)

days’ prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Property and perform such maintenance or repair (including replacement. as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair immediately upon demand.

Section 6.05. Alterations, Additions, and Improvements.

(a) Tenant shall not make any alterations, additions, or improvements to the Property without Landlord’s prior written consent. except for non-structural alterations which do not exceed Ten Thousand Dollars ($10,000) in cost cumulatively over the Lease Term and which are not visible from the outside of any building of which the Property is part. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Paragraph 6.05(a) upon Landlord’s written request. All alterations, additions, and improvements shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord. Upon completion of any such work, Tenant shall provide Landlord with “as built” plans, copies of all construction contracts, and proof of payment for all labor and materials.

(b) Tenant shall pay when due all claims for labor and material furnished to the Property. Tenant shall give Landlord at least twenty (20) days’ prior written notice of the commencement of any work on the Property, regardless of whether Landlord’s consent to such work is required. Landlord may elect to record and post notices of non-responsibility on the Property.

(c) Section 6.05 (c) See Addendum

Section 6.06. Condition upon Termination. Upon the termination of the Lease, Tenant shall surrender the Property to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Damage or Destruction). In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord’s consent) prior to the expiration of the Lease and to restore the Property to its prior condition, all at Tenant’s expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord’s property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant’s machinery or equipment which can be removed without material damage to the Property. Tenant shall repair, at Tenant’s expense, any damage to the Property caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord’s property) without Landlord’s prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decorations.

ARTICLE SEVEN: DAMAGE OR DESTRUCTION

Section 7.01. Partial Damage to Property.

(a) Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Property. If the Property is only partially damaged (i.e., less than fifty percent (50%) of the Property is untenantable as a result of such damage or less than fifty percent (50%) of Tenant’s operations are materially impaired) and if the proceeds received by Landlord from the insurance policies described in Paragraph 4.04(b) are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect (but is not required) to repair any damage to Tenant’s fixtures, equipment, or improvements.

(b) If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Landlord maintains under Paragraph 4.04(b), Landlord may elect either to (i) repair the damage as soon as reasonably possible. in which case this Lease shall remain in full force and effect, or (ii) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the Lease. If Landlord elects to repair the damage, Tenant shall pay Landlord the “deductible amount” (if any) under Landlord’s insurance policies and, if the damage was due to an act or omission of Tenant, or Tenant’s employees, agents, contractors or invitees, the difference between the actual cost of repair and any insurance proceeds received by Landlord. If Landlord elects to terminate this Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Property and any building in which the Property is located. Tenant shall pay the cost of such repairs, except that upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within ten (10) days after receiving Landlord’s termination notice.

(c) If the damage to the Property occurs during the last six (6) months of the Lease Term and such damage will require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after Tenant’s notice to Landlord of the occurrence of the damage.

Section 7.02. Substantial or Total Destruction. If the Property is substantially or totally destroyed by any cause whatsoever (i.e., the damage to the Property is greater than partial damage as described in Section 7.01), and regardless of whether Landlord receives any insurance proceeds, this Lease shall terminate the later of (i) the date the destruction occurred and (ii) the date the Tenant ceases to do business at the property. Notwithstanding the preceding sentence, if the Property can be rebuilt within six (6) months after the date of destruction, Landlord may elect to rebuild the Property at Landlord’s own expense, in which case this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within thirty (30) days after Tenant’s notice of the occurrence of total or substantial destruction. If Landlord so elects, Landlord shall rebuild the Property at Landlord’s sole expense, except that if the destruction was caused by an act or omission of Tenant. Tenant shall pay Landlord the difference between the actual cost of rebuilding, and any insurance proceeds received by Landlord.

Section 7.03. Temporary Reduction of Rent. If the Property is destroyed or damaged and Landlord or Tenant repairs or restores the Property pursuant to the provisions of this Article Seven, any rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant’s use of the Property is impaired. However, the reduction shall not exceed the sum of one year’s payment of Base Rent, insurance premiums and real property taxes. Except for such possible reduction in Base Rent, insurance premiums and real property taxes, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Property.

Section 7.04. Waiver. Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of the substantial or total destruction of the leased property. Tenant agrees that the provisions of Section 7.02 above shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction to the Property.

ARTICLE EIGHT: CONDEMNATION

If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called “Condemnation”), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the floor area of the building in which the Property is located, or which is located on the Property, is taken, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If neither

Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the Base Rent and Additional Rent shall be reduced in proportion to the reduction in the floor area of the Property. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Property, the amount of its interest in the Property; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant’s trade fixtures or removable personal property; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall repair any damage to the Property caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord axe not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord’s expense.

ARTICLE NINE: ASSIGNMENT AND SUBLETIING

Section 9.01. Landlord’s Consent Required. No portion of the Property or of Tenant’s interest in this Lease may be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord’s prior written consent, except as provided in Section 9.02 below. Landlord has the right to grant or withhold its consent as provided in Section 9.05 below. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease. If Tenant is a partnership, any cumulative transfer of more than twenty percent (20%) of the partnership interests shall require Landlord’s consent. If Tenant is a corporation, any change in the ownership of a controlling interest of the voting stock of the corporation shall require Landlord’s consent.

Section 9.02. Tenant Affiliate. Tenant may assign this Lease or sublease the Property, without Landlord’s consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant (“Tenant’s Affiliate”). In such case, any Tenant’s Affiliate shall assume in writing all of Tenant’s obligations under this Lease.

Section 9.03. No Release of Tenant. No transfer permitted by this Article Nine, whether with or without Landlord’s consent, shall release Tenant or change Tenant’s primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord’s acceptance of rent from any other person is not a waiver of any provision of this Article Nine. Consent to one transfer is not a consent to any subsequent transfer. If Tenant’s transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant’s transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant’s liability under this Lease. . . -

Section 9.05. Landlord’s Consent.

(a) Tenant’s request for consent to any transfer described in Section 9.01 shall set forth in writing the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord deems relevant. Landlord shall have the right to terminate this Lease or to withhold consent, if reasonable, or to grant consent. based on the following factors: (i) the business of the proposed assignee or subtenant and the proposed use of the Property; (ii) the net worth and financial reputation of the proposed assignee or subtenant: (iii) Tenant’s compliance with all of its obligations under the Lease; and (iv) such other factors as Landlord may reasonably deem relevant. If Landlord objects to a proposed assignment solely because of the net worth and/or financial reputation of the proposed assignee, Tenant may nonetheless sublease (but not assign), all or a portion of the Property to the proposed -transferee, but only on the other terms of the proposed transfer.

(b) If Tenant assigns or subleases, the following shall apply:

(i) Tenant shall pay to Landlord as Additional Rent under the Lease the Landlord’s Share (stated in Section 1.13) of the Profit (defined below) on such transaction as and when received by Tenant, unless Landlord gives written notice to Tenant and the assignee or subtenant that Landlord’s Share shall be paid by the assignee or subtenant to Landlord directly. The “Profit” means (A) all amounts paid to Tenant for such assignment or sublease, including “key” money, monthly rent in excess of the monthly rent payable under the Lease, and all fees and other consideration paid for the assignment or sublease, including fees under any collateral agreements, less (B) costs and expenses directly incurred by Tenant in connection with the execution and performance of such assignment or sublease for real estate broker’s commissions and costs of renovation or construction of tenant improvements required under such assignment or sublease. Tenant is entitled to recover such costs and expenses before Tenant is obligated to pay the Landlord’s Share to Landlord. The Profit in the case of a sublease of less than all the Property is the rent allocable to the subleased space as a percentage on a square footage basis.

(ii) Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Property within thirty (30) days after the transaction documentation is signed, and Landlord may inspect Tenant’s books and records to verify the accuracy of such statement. On written request, Tenant shall promptly furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and correct. Landlord’s receipt of Landlord’s Share shall not be a consent to any further assignment or subletting. The breach of Tenant’s obligation under this Paragraph 9.05(b) shall be a material default of the Lease.

(c) See Addendum Section 9.05(c)

Section 9.06. No Merger. No merger shall result from Tenant’s sublease of the Property under this Article Nine, Tenant’s surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.

ARTICLE TEN: DEFAULTS; REMEDIES

Section 10.01. Covenants and Conditions. Tenant’s performance of each of Tenant’s obligations under this Lease is a condition as well as a covenant Tenant’s right to continue in possession of the Property is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

Section 10.02. Defaults. Tenant shall be in material default under this Lease:

(a) If Tenant abandons the Property or if Tenant’s vocation of the Property results in the cancellation of any insurance described in Section 4.04;

(b) If Tenant fails to pay rent or any other charge when due;

(c) If Tenant fails to perform any of Tenant’s non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance. Tenant shall not be in default if Tenant commences such performance within the thirty (30) -day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant’s failure to perform constitutes a non-curable broach of this Lease. The notice required by this Paragraph is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

(d) (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors: (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant’s assets located at the Property or of Tenants interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant’s assets located at the Property or of Tenant’s interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant’s interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant under this Lease.

(e) If any guarantor of the Lease revokes or otherwise terminates, or purports to revoke or otherwise terminate, any guaranty of all or any portion of Tenant’s obligations under the Lease. Unless otherwise expressly provided, no guaranty of the Lease is revocable.

Section 10.03. Remedies. On the occurrence of any material default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

(a) Terminate Tenant’s right to possession of the Property by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord.*In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent. Additional Rent and other charges which Tenant would have paid for the balance of the Lease term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property, Landlord’s reasonable attorneys’ fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the “worth at the time of time award” is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lessor amount as may then be the maximum lawful rate. As used in subpart (iii) above, the “worth at the time of the award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant has abandoned the Property, Landlord shall have the option of (i) retaking possession of the Property and recovering from Tenant the amount specified in this Paragraph 10.03(a) and/or (ii) proceeding under Paragraph 10.03(b).

(b) Maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Property. In such event, Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the rent as it becomes due; Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations.

(c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.

*If Tenant shall be served with a demand for the payment of past due rent or any other charge, any payments rendered hereafter to cure any default by Tenant shall be made only by cashier’s check.

Section 10.04. Repayment of “Free” Rent. If this Lease provides for a postponement of any monthly rental payments, a period of “free” rent or other rent concession, such postponed rent or “free” rent is called the “Abated Rent”. Tenant shall be credited with having paid all of the Abated Rent on the expiration of the Lease Term only if Tenant has fully, faithfully, and punctually performed all of Tenant’s obligations hereunder, including the payment of all rent (other than the Abated Rent) and all other monetary obligations and the surrender of the Property in the physical condition required by this Lease. Tenant acknowledges that its right to receive credit for the Abated Rent is absolutely conditioned upon Tenant’s full, faithful and punctual performance of its obligations under this Lease. If Tenant defaults and does not cure within any applicable grace period, the Abated Rent shall immediately become due and payable in full and this Lease shall be enforced as if there were no such rent abatement or other rent concession. In such case Abated Rent shall be calculated based on the full initial rent payable under this Lease.

Section 10.05. Automatic Termination. Notwithstanding any other term or provision hereof to the contrary, the Lease shall terminate on the occurrence of any act which affirms the Landlord’s intention to terminate the Lease as provided in Section 10.03 hereof, including the filing of an unlawful detainer action against Tenant. On such termination, Landlord’s damages for default shall include all costs and fees, including reasonable attorneys’ fees that Landlord incurs in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to the Lease; the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant: or the pursuing of any action with respect to Landlord’s right to possession of the Property. All such damages suffered (apart from Base Rent and other rent payable hereunder) shall constitute pecuniary damages which must be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding.

Section 10.06. Cumulative Remedies. Landlord’s exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

ARTICLE ELEVEN: PROTECTION OF LENDERS

Section 11.01. Subordination. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Tenant shall cooperate with Landlord and any lender which is acquiring a security interest in the Property or the Lease. Tenant shall execute such further documents and assurances as such lender may require in the form attached hereto as Exhibit “B” or such other form as is then required by Landlord’s lender, provided that Tenant’s obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease. Tenant’s right to quiet possession of the Property during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant’s obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant. this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof. Tenant waves the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

Section 11.02. Attornment. If Landlord’s interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord’s interest in the Property and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord’s interest.

Section 11.03. Signing of Documents. Tenant shall sign and deliver any instrument or documents necessary or, appropriate to evidence any such attornment or subordination or agreement to do so. If Tenant fails to do so within ten (10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

Section 11.04. Estoppel Certifcates.

(a) Upon Landlord’s written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement in the form attached hereto as Exhibit “C” or such other form as in then required by Landlord’s lender, certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been cancelled or terminated: (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may require. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord’s request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

(b) If Tenant does not deliver such statement to Landlord within such ten (10) -day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord: (ii) that this Lease has not been cancelled or terminated except as otherwise represented by Landlord; (iii) that not more than one month’s Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

Section 11.05. Tenant’s Financial Condition. Within ten (10) days after written request from Landlord. Tenant shall deliver to Landlord such financial statements as Landlord reasonably requires to verify the net worth of Tenant or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Property. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.

ARTICLE TWELVE: LEGAL COSTS

Section 12.01 Legal Proceedings. if Tenant or Landlord shall be in breach or default under this Lease, such party (the “Defaulting Party”) shall reimburse the other party (the “Nondefaulting Party”) upon demand for any costs or expenses that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys’ fees and costs. The losing party in such action shall pay such attorneys’ fees and costs. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant’s expense with counsel reasonably acceptable to Landlord or, at Landlord’s election. Tenant shall reimburse Landlord for any legal fees or costs Landlord incurs in any such claim or action.

Section 12.02. Landlord’s Consent. Tenant shall pay Landlord’s reasonable attorneys’ fees incurred in connection with Tenant’s request for Landlord’s consent under Article Nine (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord’s consent.

ARTICLE THIRTEEN: MISCELLANEOUS PROVISIONS

Section 13.01. Non-Discrimination. Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Property or any portion thereof.

Section 13.02. Landlord’s Liability; Certain Duties.

(a) As used in this Lease, the term “Landlord” means only the current owner or owners of the fee title to the Property or Project or the leasehold estate under a ground lease of the Property or Project at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

(b) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant’s notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30) -day period and thereafter diligently pursued to completion.

(c) Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord’s interest in the Property and the Project, and neither the Landlord nor its partners, shareholders, officers or other principals shall have any personal liability under this Lease.

Section 13.03. Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

Section 13.04. Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” shall include Tenant’s agents, employees, contractors, invitees, successors or others using the Property with Tenant’s expressed or implied permission.

Section 13.05. Incorporation of Prior Agreements; Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Property and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

Section 13.06. Notices. All notices required or permitted under this Lease shall be in writing arid shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered to the address specified in Section 1.03 above, except that upon Tenant’s taking possession of the Property, the Property shall be Tenant’s address for notice purposes. Notices to Landlord shall be delivered to the address specified in Section 1.02 above. All notices shall be effective upon delivery. Either party may change its notice address upon written notice to the other party.

Section 13.07. Waivers. All waivers must be in writing and signed by the waiving party. Landlord’s failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

Section 13.08. No Recordation. Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a “Short Form” memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay all transfer taxes and recording fees.

Section 13.09. Binding Effect; Choice of Law. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant’s successor unless the rights or interests of Tenant’s successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located shall govern this Lease.

Section 13.10. Corporate Authority; Partnership Authority. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant’s Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner’s withdrawal or addition. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant’s recorded statement of partnership or certificate of limited partnership.

Section 13.11. Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

Section 13.12. Force Majeure. If Landlord cannot perform any of its obligations due to events beyond Landlord’s control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord’s control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

Section 13.13. Execution of Lease. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord’s delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

Section 13.14. Survival. All representations and warranties of Landlord and Tenant shall survive the termination of this Lease.

ARTICLE FOURTEEN: BROKERS

Section 14.01. Broker’s Fee. When this Lease is signed by and delivered to both Landlord and Tenant. Landlord shall pay a real estate commission to Landlord’s Broker named in Section 1.08 above, if any, as provided in the written agreement between Landlord and Landlord’s Broker, or the sum stated in Section 1.09 above for services rendered to Landlord by Landlord’s Broker in this transaction. Landlord shall pay Landlord’s Broker a commission if Tenant exercises any option to extend the Lease Term or to buy the Property, or any similar option or right which Landlord may grant to Tenant, or if Landlord’s Broker is the procuring cause of any other lease or sale entered into between Landlord and Tenant covering the Property. Such commission shall be the amount set forth in Landlord’s Broker’s commission schedule in effect as of the execution of this Lease. If a Tenant’s Broker is named in Section 1.08 above, Landlord’s Broker shall pay an appropriate portion of its commission to Tenant’s Broker if so provided in any agreement between Landlord’s Broker and Tenant’s Broker. Nothing contained in this Lease shall impose any obligation on Landlord to pay a commission or fee to any party other than Landlord’s Broker.

Section 14.02. Protection of Brokers. If Landlord sells the Property, or assigns Landlord’s interest in this Lease, the buyer or assignee shall, by accepting such conveyance of the Property or assignment of the Lease, be conclusively deemed to have agreed to make all payments to Landlord’s Broker thereafter required of Landlord under this Article Fourteen, Landlord’s

Broker shall have the right to bring a legal action to enforce or declare rights under this provision. The prevailing party in such action shall be entitled to reasonable attorneys’ fees to be paid by the losing party. Such attorneys’ fees shall be fixed by the court in such action. This Paragraph is included in this Lease for the benefit of Landlord’s Broker.

Section 14.03. Broker’s Disclosure of Agency. Landlord’s Broker hereby discloses to Landlord and Tenant and Landlord and Tenant hereby consent to Landlord’s Broker acting in this transaction as the agent of:

Landlord exclusively

Section 14.04. No Other Brokers. Tenant represents and warrants to Landlord that the brokers named in Section 1.08 above are the only agents, brokers, finders or other parties with whom Tenant has dealt who are or may be entitled to any commission or fee with respect to this Lease or the Property.

ADDITIONAL PROVISIONS MAY BE SET FORTH IN A RIDER OR RIDERS ATTACHED HERETO OR IN THE BLANK SPACE BELOW. IF NO ADDITIONAL PROVISONS ARE INSERTED, PLEASE DRAW A LINE THROUGH THE SPACE BELOW.

Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialed all Riders which are attached to or incorporated by reference in this Lease.

“LANDLORD”

Signed on			,		MAJESTIC REALTY CO, a California corporation

At				.	By: /s/David Wheeler

By: /s/Edward P. Roski

PATRICIAN ASSOCIATES, INC.,
a California corporation

By: /s/Michael D. Ripson
Michael D. Ripson
Vice President

By:

“TENANT”

Signed on	March 25	,	2000		CHINO COMMERCIAL BANK,N.A.,
a National Association

at			Chino, CA

By: /s/Dann H. Bowman
Dann H. Bowman

Its: President & CEO

By: /s/Daniel R. Kallestad
Daniel R. Kallestad

Its: Secretary

IN ANY REAL ESTATE TRANSACTION, IT IS RECOMMENDED THAT YOU CONSULT WITH A PROFESSIONAL, SUCH AS A CIVIL ENGINEER, INDUSTRIAL HYGIENIST OR OTHER PERSON WITH EXPERIENCE IN EVALUATING THE CONDITION OF THE PROPERTY, INCLUDING THE POSSIBLE PRESENCE OF ASBESTOS, HAZARDOUS MATERIALS AND UNDERGROUND STORAGE TANKS.

THIS PRTINTED FORM LEASE HAS BEEN DRAFTED BY LEGAL COUNSEL AT THE DIRECTION OF THE SOUTHERN CALIFORNIA CHAPTER OF THE SOCIETY OF INDUSTRIAL AND OFFICE REALTORS, ®INC. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE SOUTHERN CALIFORNIA CHAPTER OF THE SOCIETY OF INDUSTRIAL AND OFFICE R.EALTORS, ® INC., ITS LEGAL COUNSEL, THE REAL ESTATE BROKERS NAMED HEREIN, OR THEIR EMPLOYEES OR AGENTS, AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT OR TAX CONSEQUENCES OF THIS LEASE OR OF THIS TRANSACTION. LANDLORD AND TENANT SHOULD RETAIN LEGAL COUNSEL TO ADVISE THEM ON SUCH MATTERS AND SHOULD RELY UPON THE ADVICE OF SUCH LEGAL COUNSEL.

ADDENDUM TO INDUSTRIAL REAL ESTATE LEASE

This Addendum (“Addendum”) is made and entered into by MAJESTIC REALTY CO., a California corporation and PATRICIAN ASSOCIATES, INC., a California corporation (collectively, “Landlord”) and CH1NO COMMERCIAL BANK, N.A., a California corporation (“Tenant”), and is dated as of the date set forth on Section 1.01 of the Industrial Real Estate Lease between Landlord and Tenant (“Lease”) to which this Addendum is attached. The promises, covenants, agreements and declarations made and set forth herein are intended to and shall have the same force and effect as if set forth at length in the body of the Lease. To the extent that the provisions of this Addendum are inconsistent with the terms and conditions of the Lease, the terms and conditions of this Addendum shall control.

SECTION 1.O6                                         PERMITTED USES

Section 1.06 is hereby amended by adding the following at the end thereof:

“As long as the Tenant named in Section 1.03 of this Lease (and not any assignee, sublessee or transferee of Tenant’s interest in this Lease) (“Original Tenant”) continues to use the Property as a commercial bank, arid provided that the Original Tenant continues to itself occupy the entire Property and has not been in default under this Lease, then Landlord agrees that during the Lease Term Landlord shall not permit any other tenant of 14335 Pipeline Avenue, Chino, California to use its premises primarily for either a check cashing business or a restaurant/bar. Landlord shall have no obligation to enforce such use restrictions against any tenants of 14335 Pipeline Avenue, Chino, California, provided that Tenant shall have the right to enforce such restrictions against such tenants at Tenant’s sole cost and expense. The rights contained in this Section 1.06 shall be personal to the Original Tenant and may only be exercised by the Original Tenant.”

SECTION 1.12(a)                              BASE RENT

Commencing as of the thirteenth (13th) “Lease Month,” as that term is defined below, and continuing through the twenty-fourth (24th) Lease Month, the monthly Base Rent shall be an amount equal FIVE THOUSAND SEVEN HUNDRED THIRTY AND 10/1 00 DOLLARS ($5,730.10). Commencing as of the twenty-fifth (25th) Lease Month and continuing through the thirty-sixth (36th) Lease Month, the monthly Base Rent shall be an amount equal to FIVE THOUSAND NINE HUNDRED TWO AND NO/100 DOLLARS ($5,902.00). Commencing as of the thirty-seventh (37th) Lease Month and continuing through the forty-eighth (48th) Lease Month, the monthly Base Rent shall be an amount equal to SIX THOUSAND SEVENTY-NINE AND 06/100 DOLLARS ($6,079.06). Commencing as of the forty-ninth (49th) Lease Month and continuing through the end of the initial Lease Term, the monthly Base Rent shall be an amount equal to SIX THOUSAND TWO HUNDRED SIXTY-ONE AND 43/1 00 DOLLARS ($6,261.43). The term “Lease Month” shall mean each consecutive month during the Lease Term, with the first Lease Month commencing on the Lease Commencement Date, and each consecutive Lease Month commencing on the same day of the month as the Lease Commencement Date.

SECTION 5.03                                            HAZARDOUS MATERIALS

5.03.1 DEFINITIONS

A. “Hazardous Material” means any substance, whether solid, liquid or gaseous in nature:

(i)            the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or

(ii)           which is or becomes defined as a “hazardous waste,” “hazardous substance,” pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. section 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. section 1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C. section 1251 et seq.), the Clean Air Act (42 U.S.C. section 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. section 2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. section 651 et seq.), as these laws have been amended or supplemented; or

(iii)          which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous or is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of California or any political subdivision thereof; or

(iv)          the presence of which on the Property causes or threatens to cause a nuisance upon the Property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Property; or

(v)           the presence of which on adjacent properties could constitute a trespass by Tenant; or

(vi) without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons; or

(vii) without limitation which contains polychiorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation; or

(viii) without limitation which contains radon gas.

B. “Environmental Requirements” means all applicable present and future:

(i)            statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items (including, but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation), of all Governmental Agencies; and

(ii)           all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation, all requirements pertaining to emissions, discharges, releases, or threatened releases of Hazardous Materials or chemical substances into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials or chemical substances.

C.            “Environmental Damages” means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses (including the expense of investigation and defense of any claim, whether or not such claim is ultimately defeated, or the amount of any good faith settlement or judgment arising from any such claim) of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable (including without limitation reasonable attorneys’ fees and disbursements and consultants’ fees) any of which are incurred at any time as a result of the existence of Hazardous Material upon, about, or beneath the Property or migrating or threatening to migrate to or from the Property, or the existence of a violation of Environmental Requirements pertaining to the Property and the activities thereon, regardless of whether the existence of such Hazardous Material or the violation of Environmental Requirements arose prior to the present ownership or operation of the Property. Environmental Damages include, without limitation:

(i)            damages for personal injury, or injury to property or natural resources occurring upon or off of the Property, including, without limitation, lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on real property, interest, penalties and damages arising from claims brought by or on behalf of employees of Tenant (with respect to which Tenant waives any right to raise as a defense against Landlord any immunity to which it may be entitled under any industrial or worker’s compensation laws);

(ii)           fees, costs or expenses incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such Hazardous Materials or violation of such Environmental Requirements, including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration or monitoring work required by any Governmental Agency or reasonably necessary to make full economic use of the Property or any other property in a manner consistent with its current use or otherwise expended in connection with such conditions, and including without limitation any attorneys’ fees, costs and expenses incurred in enforcing the provisions of this Lease or collecting any sums due hereunder;

(iii)          liability to any third person or Governmental Agency to indemnify such person or Governmental Agency for costs expended in connection with the items referenced in subparagraph (ii) above; and

(iv)          diminution in the fair market value of the Property including without limitation any reduction in fair market rental value or life expectancy of the Property or the improvements located thereon or the restriction on the use of or adverse impact on the marketing of the Property or any portion thereof.

D.            “Governmental Agency” means all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states, counties, cities and political subdivisions thereof.

E.             The “Tenant Group” means Tenant, Tenant’s successors, assignees, guarantors, officers, directors, agents, employees, invitees, permitees or other parties under the supervision or control of Tenant or entering the Property during the term of this Lease with the permission or knowledge of Tenant other than Landlord or its agents or employees.

5.03.2 PROHIBITIONS

A.            Other than normal quantities of general office supplies and except as specified on Exhibit “D” attached hereto, Tenant shall not cause, permit or suffer any Hazardous Material to be brought upon, treated, kept, stored, disposed of, discharged, released, produced, manufactured, generated, refined or used upon, about or beneath the Property by the Tenant Group, or any other person without the prior written consent of Landlord. From time to time during the term of this Lease, Tenant may request Landlord’s approval of Tenant’s use of other Hazardous Materials, which approval may be withheld in Landlord’s sole discretion. Tenant shall, prior to the Commencement Date, provide to Landlord for those Hazardous Materials described on Exhibit “D” (a) a description of handling, storage, use and disposal procedures, and (b) all “community right to know” plans or disclosures and/or emergency response plans which Tenant is required to supply to local governmental agencies pursuant to any Environmental Requirements.

B.            Tenant shall not cause, permit or suffer the existence or the commission by the Tenant Group, or by any other person, of a violation of any Environmental Requirements upon, about or beneath the Property.

C.            Tenant shall neither create or suffer to exist, nor permit the Tenant Group to create or suffer to exist any lien, security interest or other charge or encumbrance of any kind with respect to the Property, including without limitation, any lien imposed pursuant to section 107(f) of the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. section 9607(l)) or any similar state statute.

D.            Tenant shall not install, operate or maintain any above or below grade tank, sump, pit, pond, lagoon or other storage or treatment vessel or device on the Property without Landlord’s prior written consent.

5.03.3 INDEMNITY

A.            Tenant, its successors, assigns and guarantors, agree to indemnify, defend, reimburse and hold harmless:

(i) Landlord; and

(ii) any other person who acquires all or a portion of the Property in any manner (including purchase at a foreclosure sale) or who becomes entitled to exercise the rights and remedies of Landlord under this Lease; and

(iii) the directors, officers, shareholders, employees, partners, agents, contractors, subcontractors, experts, licensees, affiliates, lessees, mortgagees, trustees, heirs, devisees, successors, assigns and invitees of such persons, from and against any and all Environmental Damages which exist as a result of the activities or negligence of the Tenant Group or which exist as a result of the breach of any warranty or covenant or the inaccuracy of any representation of Tenant contained in this Lease, or by Tenant’s remediation of the Property or failure to meet its obligations contained in this Lease.

B. The obligations contained in this Section 5.03 shall include, but not be limited to, the burden and expense of defending all claims, suits and administrative proceedings, even if such claims, suits or proceedings are groundless, false or fraudulent, and conducting all negotiations of any description, and paying and discharging, when and as the same become due, any and all judgments, penalties or other sums due against such indemnified persons. Landlord, at its sole expense, may employ additional counsel of its choice to associate with counsel representing Tenant.

C. Landlord shall have the right but not the obligation to join and participate in, and control, if it so elects, any legal proceedings or actions initiated in connection with Tenant’s activities. Landlord may also negotiate, defend, approve and appeal any action taken or issued by any applicable governmental authority with regard to contamination of the Property by a Hazardous Material.

D. The obligations of Tenant in this paragraph shall survive the expiration or termination of this Lease.

E. The obligations of Tenant under this paragraph shall not be affected by any investigation by or on behalf of Landlord, or by any information which Landlord may have or obtain with respect thereto.

5.03.4 OBLIGATION TO REMEDIATE

In addition to the obligation of Tenant to indemnify Landlord pursuant to this Lease, Tenant shall, upon approval and demand of Landlord, at its sole cost and expense and using contractors approved by Landlord, promptly take all actions to remediate the Property which are required by any Governmental Agency, or which are reasonably necessary to mitigate Environmental Damages or to allow full economic use of the Property, which remediation is necessitated from the presence upon, about or beneath the Property, at any time during or upon termination of this Lease, of a Hazardous Material or a violation of Environmental• Requirements existing as a result of the activities or negligence of the Tenant Group. Such actions shall include, but not be limited to, the investigation of the environmental condition of the Property, the preparation of any feasibility studies, reports or remedial plans, and the performance of any cleanup, remediation, containment, operation, maintenance, monitoring or restoration work, whether on or off the Property, which shall be performed in a manner approved by Landlord. Tenant shall take all actions necessary to restore the Property to the condition existing prior to the introduction of Hazardous Material upon, about or beneath the Property, notwithstanding any lesser standard of remediation allowable under applicable law or governmental policies.

5.03.5 RIGHT TO INSPECT

Landlord shall have the right in its sole and absolute discretion, but not the duty, to enter and conduct an inspection of the Property, including invasive tests, at any reasonable time to determine whether Tenant is complying with the terms of the Lease, including but not limited to the compliance of the Property and the activities thereon with Environmental Requirements and the existence of Environmental Damages as a result of the condition of the Property or surrounding properties and activities thereon. Landlord shall have the right, but not the duty, to retain any independent professional consultant (the “Consultant”) to enter the Property to conduct such an inspection or to review any report prepared by or for Tenant concerning such compliance. The cost of the Consultant shall be paid by Landlord unless such investigation discloses a violation of any Environmental Requirement by the Tenant Group or the existence of a Hazardous Material on the Property or any other property caused by the activities or negligence of the Tenant Group (other than Hazardous Materials used in compliance with all Environmental Requirements and previously approved by Landlord), in which case Tenant shall pay the cost of the Consultant. Tenant hereby grants to Landlord, and the agents, employees, consultants and contractors of Landlord the right to enter the Property and to perform such tests on the Property as are reasonably necessary to conduct such reviews and investigations. Landlord shall use commercially reasonable efforts to minimize interference with the business of Tenant.

5.03.6 NOTIFICATION

If Tenant shall become aware of or receive notice or other communication concerning any actual, alleged, suspected or threatened violation of Environmental Requirements, or liability of Tenant for Environmental Damages in connection with the Property or past or present activities of any person thereon, including but not limited to notice or other communication concerning any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceeding, complaint, notice, order, writ, or injunction, relating to same, then Tenant shall deliver to Landlord within ten (10) days of the receipt of such notice or communication by Tenant, a written description of said violation, liability, or actual or threatened event or condition, together with copies of any documents evidencing same. Receipt of such notice shall not be deemed to create any obligation on the part of Landlord to defend or otherwise respond to any such notification.

If requested by Landlord, Tenant shall disclose to Landlord the names and amounts of all Hazardous Materials other than general office supplies referred to in Section 5.03.2 of this Addendum, which were used, generated, treated, handled, stored or disposed of on the Property or which Tenant intends to use, generate, treat, handle, store or dispose of on the Property. The foregoing in no way shall limit the necessity for Tenant obtaining Landlord’s consent pursuant to Section 5.03.2 of this Addendum.

5.03.7 SURRENDER OF PROPERTY

In the ninety (90) days prior to the expiration or termination of the Lease Term, and for up to ninety (90) days after Tenant fully surrenders possession of the Property, Landlord may have an environmental assessment of the Property performed in accordance with Section 5.03.5 of this Addendum. Tenant shall perform, at its sole cost and expense, any clean-up or remedial work recommended by the Consultant which is necessary to remove, mitigate or remediate any Hazardous Materials and/or contamination of the Property caused by the activities or negligence of the Tenant Group.

5.03.8 ASSIGNMENT AND SUBLETTING

In the event the Lease provides that Tenant may assign the Lease or sublet the Property subject to Landlord’s consent and/or certain other conditions, and if the proposed assignee’s or sublessee’s activities in or about the Property involve the use, handling, storage or disposal of any Hazardous Materials other than those used by Tenant and in quantities and processes similar to Tenant’s uses in compliance with the Addendum, (i) it shall be reasonable for Landlord to withhold its consent to such assignment or sublease in light of the risk of contamination posed by such activities and/or (ii) Landlord may impose an additional condition to such assignment or sublease which requires Tenant to reasonably establish that such assignee’s or sublessee’s activities pose no materially greater risk of contamination to the Property than do Tenant’s permitted activities in view of (a) the quantities, toxicity and other properties of the Hazardous Materials to be used by such assignee or sublessee, (b) the precautions against a release of Hazardous Materials such assignee or sublessee agrees to implement, (c) such assignee’s or sublessee’s financial condition as it relates to its ability to fund a major clean-up and (d) such assignee’s or sublessee’s policy and historical record respecting its willingness to respond to the clean up of a release of Hazardous Materials.

5.03.9 SURVIVAL OF HAZARDOUS MATERIALS OBLIGATION

Tenant’s breach of any of its covenants or obligations under this Addendum shall constitute a material default under the Lease. The obligations of Tenant under this Addendum shall survive the expiration or earlier termination of the Lease without any limitation, and shall constitute obligations that are independent and severable from Tenant’s covenants and obligations to pay rent under the Lease.

SECTION 5.04 SIGNS.

Section 5.04 is hereby amended by adding the following at the end thereof:

“Notwithstanding the foregoing, subject to Landlord’s prior written approval, which shall not be unreasonably withheld, delayed or conditioned, and provided all signs are in keeping with the quality, design and style of the industrial park within which the Property is located, Tenant, at its sole cost and expense, may install: (i) a ground mounted monument sign in front of the Property, and (ii) identification signage on the facia of the building; provided, however, that (i) the size, color, location, materials and design of such sign shall be subject to Landlord’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned; (ii) such sign shall comply with all applicable governmental rules and regulations and the Project’s covenants, conditions and restrictions; (iii) such sign shall be personal to the Original Tenant; (iv) such sign shall not be painted directly on the building or attached or placed on the roof or exterior of the building, except for the signage provided for herein to be attached to the facia of the building; (v) such sign shall only advertise Chino Commercial Bank, and its banking business; (vi) such sign is consistent with Landlord’s signage program attached hereto as Exhibit “F” and (vii) Tenant’s continuing signage right shall be contingent upon the Original Tenant actually occupying the entire Property. Tenant shall be responsible for all costs incurred in connection with the design, construction, installation, repair and maintenance of Tenant’s sign(s). Upon the expiration or earlier termination of this Lease, Tenant shall cause Tenant’s sign(s) to be removed and shall repair any damage caused by such removal. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed by Landlord without notice by Landlord to Tenant at Tenant’s sole cost and expense.”

SECTION 6.05

Tenant shall be granted the right, at Tenant’s sole cost and expense, to move the trash enclosure from its current location adjacent to the Building to a site mutually acceptable to Tenant and Landlord along the east side of the Building. Tenant shall only exercise such right pursuant to this Section 6.05 of the Lease, subject to Landlord’s prior written consent which shall not be unreasonably withheld, and subject to the prior written consent of the City of Chino. Tenant shall be responsible for obtaining the consent of the City of Chino.

SECTION 9.05 LANDLORD’S CONSENT.

(c) If Landlord elects to terminate this Lease pursuant to Section 9.05(a), Landlord may, if it elects, enter into a new lease covering the Property with the intended assignee or sublessee on such terms as Landlord and such person or entity may agree or enter into a new lease covering the Property with any other person or entity; in such event, Tenant shall not be entitled to any portion of the profit, if any, which Landlord may realize on account of such termination and reletting. From and after the date of such termination of this Lease, Tenant shall have no further obligation to Landlord hereunder, except for matters occurring or obligations arising hereunder prior to the date of such termination and for such obligations as set forth herein that survive the termination of this Lease.

ARTICLE FIFTEEN
REVENUE AND EXPENSE ACCOUNTING

Landlord and Tenant agree that, for all purposes (including any determination under Section 467 of the Internal Revenue Code), rental income will accrue to the Landlord and rental expenses will accrue to the Tenant in the amounts and as of the dates rent is payable under the Lease.

ARTICLE SIXTEEN
LANDSCAPE, FIRE SYSTEM AND PUMP MAINTENANCE

Notwithstanding the provisions of Sections 6.03 and 6.04, Landlord shall maintain, at Tenant’s expense: (i) the landscaping of the Property and, if applicable, the common areas; and (ii) the ESFR fire system and pump (including maintenance, monitoring and testing). Such landscape maintenance shall include gardening, gopher control, tree trimming, replacement or repair of landscaping, landscape irrigation systems and similar items and the sweeping and cleaning of asphalt, concrete or other surfaces on the driveway, parking areas, yard areas, loading areas or other paved or covered surfaces. In connection with Landlord’s obligations under this Article, Landlord may enter into a contract with a contractor/maintenance provider of Landlord’s choice to provide some (but not necessarily all) of the maintenance services listed above. Tenant’s monthly cost of such contract, hereinafter referred to as the “Maintenance Fee” is currently TWO HUNDRED TEN AND 26/100 DOLLARS ($210.26). Landlord shall use its commercially reasonable efforts to maintain competitive contracts and shall promptly notify Tenant of any increase in the Maintenance Fee. Tenant agrees to pay monthly to Landlord, as Additional Rent, the Maintenance Fee. Tenant shall make such payment together with Tenant’s monthly rental payment, without the necessity of notice from Landlord. It is the understanding of the parties that the Maintenance Fee only, pertains to routine maintenance on the Property and that Landlord may incur expenses in addition to the Maintenance Fee in meeting its obligations set forth above.

Tenant shall pay to Landlord, as Additional Rent, within ten (10) days after demand therefore, the cost of such additional expenses.

ARTICLE SEVENTEEN

RIGHT OF FIRST REFUSAL

During the initial Lease Term, Landlord hereby grants to Original Tenant a one-time right of first refusal with respect to the adjacent approximately 6,046 square feet of space located in the northern portion of the Building (the “First Refusal Space”), as outlined in purple on Exhibit “A” attached hereto.

17.1 Procedure for Offer. Landlord shall notify Tenant (the “Refusal Notice”) when Landlord receives a bona fide offer (which Landlord either intends to accept or issue a counterproposal to) (the “Third Party Offer”) from a third party (the “Third Party”) to lease the First Refusal Space. Pursuant to such Refusal Notice, Landlord shall offer to lease to Tenant the then available First Refusal Space. The Refusal Notice shall describe the space so offered to Tenant and shall set forth the economic terms of either the Third Party Offer, or if Landlord intends to make a counterproposal, then the terms of Landlord’s intended counterproposal, as applicable.

17.2 Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first refusal with respect to the entire First Refusal Space then within five (5) business days of delivery of the Refusal Notice to Tenant (the “Election Period”), Tenant shall deliver notice to Landlord of Tenant’s intention to exercise its right of first refusal with respect to the entire First Refusal Space on the terms contained in such notice. If Tenant does not so notify Landlord within the Election Period, then Landlord shall be free to lease the entire First Refusal Space to anyone whom Landlord desires on any terms Landlord desires. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first refusal, if at all, with respect to all of the First Refusal Space, and Tenant may not elect to lease only a portion thereof.

17.3 Construction in the First Refusal Space. Tenant shall take the First Refusal Space in its “as is” condition.

17.4 Amendment to Lease. If Tenant timely exercises Tenant’s right to lease the First Refusal Space as set forth in this Article 17, Landlord and Tenant shall within fifteen (15) days thereafter execute an amendment to this Lease adding such First Refusal Space to the Property and upon the terms and conditions as set forth in the Refusal Notice and this Article 17 Tenant shall commence payment of rent for the First Refusal Space, and the term of the First Refusal Space shall commence upon the date of delivery of the First Refusal Space to Tenant, as set forth in the Refusal Notice, and terminate (the “First Refusal Expiration Date”) on the later to occur of(i) the date set forth in the Refusal Notice and (ii) this Lease termination date.

17.5 Termination of Right of First Refusal. The right contained in this Article 17 shall be personal to Original Tenant and may only be exercised by Original Tenant if Original Tenant occupies the entire Property. The right of first refusal granted herein shall terminate upon the failure by Tenant to exercise its right of first refusal with respect to the First Refusal Space as offered by Landlord. Tenant shall not have the right to lease the First Refusal Space, as provided in this Article 17, if, as of the date of the attempted exercise of any right of first refusal by Tenant, Tenant is in default of this Lease or as of the scheduled date of delivery of such First Refusal Space to Tenant, Tenant is in default under this Lease or Tenant has previously been in default of this Lease.

OPTION TO EXTEND TERM
LEASE RIDER

This Rider is attached to and made part of that certain Lease (the “Lease”) dated January 10, 2000 between MAJESTIC REALTY CO. AND PATRICIAN ASSOCIATES, INC., both California corporations , as Landlord and CHINO COMMERCIAL BANK, N.A., a California corporation, as Tenant covering the Property commonly known as 14335 Pipeline Avenue, Unit B, Chino, California (the “Property”). The terms used herein shall have the same definitions as set forth in the Lease. The provisions of this Rider shall supersede any inconsistent or conflicting provisions of the Lease.

A.            Option(s) to Extend Term.

1. Landlord hereby grants to Tenant one (1) option(s) (the “Option(s)”) to extend the Lease Term for additional term(s) of five (5) years each (the “Extension(s)”), on the same terms and conditions as set forth in the Lease, but at an increased rent as set forth below. Each Option shall be exercised only by written notice delivered to Landlord at least one hundred eighty (180) but no more than two hundred forty (240) days before the expiration of the Lease Term. If Tenant fails to deliver Landlord written notice of the exercise of an Option within the prescribed time period, such Option and any succeeding Options shall lapse, and there shall be no further right to extend the Lease Term. Each Option shall be exercisable by Tenant on the express conditions that (a) at the time of the exercise, and at all times prior to the commencement of such Extension, Tenant shall not be in default under any of the provisions of this Lease and (b) Tenant has not been ten (10) or more days late in the payment of rent more than a total of three (3) times during the Lease Term and all preceding Extensions, and (c) Tenant has been continuously in possession of the Property during the entire Lease Term, is in possession of the entire Property at the time Tenant exercises the Option, and is in possession of the entire Property as of the commencement date of the Extension.

2. Personal Options.

The Option(s) are personal to the Tenant named in Section 1.03 of the Lease or any Tenant’s Affiliate described in Section 9.02 of the Lease. If Tenant subleases any portion of the Property or assigns or otherwise transfers any interest under the Lease to an entity other than a Tenant Affiliate prior to the exercise of an Option (whether with or without Landlord’s consent), such Option and any succeeding Options shall lapse. If Tenant subleases any portion of the Property or assigns or otherwise transfers any interest of Tenant under the Lease to an entity other than a Tenant Affiliate after the exercise of an Option but prior to the commencement of the respective Extension (whether with or without Landlord’s consent), then such Option and any succeeding Options shall lapse, in Landlord’s sole discretion, and the Lease Term shall expire as if such Option were not exercised. If Tenant subleases any portion of the Property or assigns or otherwise transfers any interest of Tenant under the Lease in accordance with Article 9 of the Lease after the exercise of an Option and after the commencement of the Extension related to such Option, then the term of the Lease shall expire upon the expiration of the Extension during which such sublease or transfer occurred and only the succeeding Options shall lapse.

B.            Calculation of Rent.

The Base Rent during the Extension(s) shall be determined by one or a combination of the following methods (INDICATE YOUR CHOICE UPON EXECUTION OF THE LEASE):

3. Fixed Adjustment (Section B (3), below)

EXHIBIT B

Record and return to:

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT, made and entered into as of the day of               ,      , by and between                                              , a              with its principal office at                                  (hereinafter called “Mortgagee”),                   , a                     with its principal office at                                           (hereinafter called “Lessor”) and                                          (hereinafter called “Lessee”):

WITNESSETH:

WHEREAS, Lessee has by a written lease dated                       ,and all future amendments, modifications and extensions approved in writing by Mortgagee (hereinafter called the “Lease”) leased from Lessor all or part of certain real estate and improvements thereon located in the City of                    as more particularly described in Exhibit A attached hereto (the “Demised Premises”); and

WHEREAS, Lessor is encumbering the Demised Premises as security for a loan (the “Loan”) from Mortgagee to Lessor (the “Mortgage”); and

WHEREAS, Lessee, Lessor and Mortgagee have agreed to the following with respect to their mutual rights and obligations pursuant to the Lease and the Mortgage;

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) paid by each party to the other and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

(1) Lessee’s interest in the Lease and all rights of Lessee thereunder, including any purchase option or right of first refusal in connection with a sale of the Demised Premises, if any. shall be and are hereby declared subject and subordinate to the Mortgage upon the Demised Premises and its terms, and the term “Mortgage” as used herein shall also include any amendment, supplement, modification, renewal, refinance or replacement thereof.

(2) In the event of any foreclosure of the Mortgage or any conveyance in lieu of foreclosure, provided that the Lessee shall not then be in default beyond any grace period under the Lease and that the Lease shall then be in full force and effect, then

Mortgagee shall neither terminate the Lease nor join Lessee in foreclosure proceedings, nor disturb Lessee’s possession, and the Lease shall continue in full force and effect as a direct lease between Lessee and Mortgagee.

(3) After the receipt by Lessee of notice from Mortgagee of any foreclosure of the Mortgage or any conveyance of the Demised Premises in lieu of foreclosure, Lessee will thereafter attorn to and recognize Mortgagee or any purchaser at any foreclosure sale or otherwise as its substitute lessor on the terms and conditions set forth in the Lease.

(4) Lessee has not and shall not prepay any of the rents under the Lease more than one month in advance except with the prior written consent of Mortgagee.

(5) In no event shall Mortgagee be liable for the return of any security deposit, any act or omission of the Lessor, nor shall Mortgagee be subject to any offsets or deficiencies which Lessee may be entitled to assert against the Lessor as a result of any act or omission of Lessor occurring prior to Mortgagee’s obtaining title to the Demised Premises, it being understood that nothing in this clause shall be deemed to exclude Mortgagee from responsibility for repairs and maintenance required of the Lessor under the Lease from and after the date Mortgagee acquires title to the Demised Premises, whether or not the need for such repairs or maintenance accrued before or after such date; provided, however, that in no event shall Mortgagee be responsible for consequential damages resulting from the failure of Lessor to undertake such repairs and maintenance.

(6) So long as the Loan is outstanding, the Lease may not be amended, modified, terminated, or subordinated without the prior written consent of Mortgagee.

(7) There shall be no merger of the Lease or the leasehold estate created thereby with any other estate in the Demised Premises, including, without limitation, the fee estate, by reason of the same person or entity acquiring or holding, directly or indirectly, the Lease and said leasehold estate and any such other estate.

(8) All information, notices or requests provided for or permitted to be given or made pursuant to this Agreement shall be deemed to be an adequate and sufficient notice if given in writing and service is made by either (i) registered or certified mail, postage prepaid, in which case notice shall be deemed to have been received three (3) business days following deposit to the mail; or (ii) nationally recognized overnight air courier, next day delivery, prepaid, in which case such notice shall be deemed to have been received one (1) business day following delivery to such courier. All notices shall be addressed to the addresses set forth below, or to such other addresses as may from time to time be specified in writing by Lessee, Lessor or Mortgagee to the other parties hereto:

If to Mortgagee:

If to Lessor:

If to Lessee:

(9) This Agreement and its terms shall be governed by the laws of the state where the Demised Premises are located and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including without limitation, any purchaser at any foreclosure sale or otherwise. This Agreement may not be modified orally or in any manner other than by an agreement, in writing, signed by the parties.

(10) This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and such counterparts when taken together shall constitute but one agreement.

IN WITNESS WHEREOF, this Agreement has been fully executed under seal on the day and year first above written.

,
Mortgagee

By:
Name:
Title:

,
Lessor

By:
Name:
Title:

By:
Name:
Title:

,
Lessee

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT C

ESTOPPEL CERTIFICATE

The undersigned,                        , does hereby make the following statements:

1. They are the Tenant under a certain Lease dated                          with                             , as Landlord, leasing the Property commonly known as                                            , California.

2. The Lease dated                         is in full force and effect and the undersigned is aware of no defaults under the terms and conditions of the Lease and has no offsets against rentals due the Landlord or to become due the Landlord.

3. The undersigned accepted possession of the Property on                            , the Lease Term began on                          , and ends on                       , and the obligation to pay Base Rent begins on                          , pursuant to the terms and conditions of the Lease.

4. The total Base Rent to be paid pursuant to the terms of said Lease is not less than $                      and no Base Rent has been paid more than one month in advance.

5. In the event of a default by the Landlord under any of the terms and conditions of the Lease, the undersigned at the same time notice thereof is given to the Landlord, will notify holder of any first mortgage or deed of trust covering the Property, provided Landlord has provided Tenant the address of such Mortgagee. In the event that the default is not cured by the Landlord within the time provided for under the terms and conditions of the Lease and provided the Mortgagee has given the undersigned written notice of Mortgagee’s intention to cure such default, the undersigned will allow the Mortgagee the opportunity and sufficient additional time within which to correct Landlord’s default, provided the Mortgagee diligently pursues such cure.

By:
Title:
Date:

EXHIBIT D

HAZARDOUS MATERIALS

(To be attached by Tenant prior to execution of Lease)

EXHIBIT E

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the Property. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Property, in sequence, as such issues will arise during the actual construction of the Property. All references in this Tenant Work Letter to Articles or Sections of “this Lease” shall mean the relevant portions of Articles 1 through 17 of the Industrial Real Estate Lease (to which this Tenant Work Letter is attached as Exhibit E) and the Rider attached to this Lease, and all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portions of Sections 1 through 5 of this Tenant Work Letter.

SECTION 1

DELIVERY OF THE PROPERTY AND BASE BUILDFNG

1 .1 Base Building as Constructed by Landlord. Tenant acknowledges that Tenant has thoroughly examined the Property. Upon the full execution and delivery of this Lease by Landlord and Tenant, Landlord shall deliver the Property and Tenant shall accept the Property from Landlord in its presently existing, “as-is” condition as of the date of this Lease, except as provided in Section 1.2 below.

1.2 Landlord’s Work. Landlord shall, at Landlord’s sole cost and expense, cause the construction or installation of the items set forth in Schedule “1” hereto in the Building (collectively, “Landlord’s Work”). Upon full execution and delivery of the Lease, Landlord shall provide Tenant with a set of construction drawings for Landlord’s Work.

SECTION 2

TENANT IMPROVEMENTS

2.1 Tenant Improvement Allowance. Tenant shall be responsible for all costs relating to the initial design and construction of Tenant’s improvements, which are permanently affixed to the Property (the “Tenant Improvements”). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter for the Tenant Improvements.

2.2 Additional Requirements.
Tenant agrees to comply with the following procedures in connection with the construction of the Tenant Improvements: (i) Tenant shall make progress payments to the “Contractor” and “Tenant’s Agents” no more frequently than monthly; (ii) in making any progress payments Tenant shall first procure executed mechanic’s lien releases which comply with the appropriate provisions of California Civil Code Section 3262(d); (iii) Tenant shall withhold from such progress payments a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”); (iv) the Final Retention payable to Contractor shall only be delivered by Tenant following the completion of construction of the Tenant Improvements, provided that (a) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4), (b) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Property, the curtain wall of the Property, or the structure or exterior appearance of the Property, and (c) Tenant’s completion of the “Tenant’s Completion Requirements,” as that term is defined in Section 4.3 of this Tenant Work Letter.

2.3 Standard Tenant Improvement Package. Landlord has established a Standard Outline of Specifications (the “Specifications”) which Specifications are partially set forth on Schedule 2, attached hereto, for some of the Property standard components to be used in the construction of the Tenant Improvements in the Property

(collectively, the “Standard Improvement Package”), The quality of Tenant Improvements must at a minimum comply with the applicable Specifications, provided that the Tenant Improvements shall comply with certain Specifications as designated by Landlord. Landlord may make changes to the Standard Improvement Package from time to time. Tenant’s noncompliance with the Standard Improvement Package shall constitute a material default under this Lease.

SECTION 3

CONSTRUCTION DRAWINGS

3.1 Selection of Architect/Construction Drawings. Tenant shall retain an architect designated by Landlord (“the Architect”) and Landlord’s engineering consultants (the “Engineers”) to pre5are the plans and drawings the ‘Construction Drawings”. The Engineers shall prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Property, which work is not part of the Base Building. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” All Construction Drawings shall comply with Landlord’s drawing format and specifications, and shall be subject to Landlord’s approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings.

3.2 Final Space Plan. Tenant shall supply Landlord with four (4) copies signed by Tenant of its final space plan for the Premises before any architectural working drawings or engineering drawings have been commenced. The final space plan (the “Final Space Plan”) shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require.

3.3 Final Working Drawings. Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Property, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Landlord for Landlord’s approval. Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Working Drawings for the Property if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall immediately revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith.

3.4 Approved Working Drawings. The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of construction of the Property by Tenant. After approval by Landlord of the Final Working Drawings, Architect shall submit the same to City in which the Property is located for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the property and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld.

Schedule 1

Landlord’s Work

•                                   A modified storefront and double entry doors facing south, the style and type to be mutually agreed upon between Landlord and Tenant. Tenant shall be responsible for the incremental cost increase of an above-standard building storefront and entry doors.

•                                   A sidewalk leading to the new entry doors per ADA requirements.

•                                   The securing of the existing roll-up doors with masonry block.

•                                   Three (3) down-lights above new entry doors per existing building standards.

•                                   One (1) 400 amp 277/480 volt. 3 phase electrical panel.

•                                   Four (4) 5-ton HVAC units. (Ducting is not included)

•                                   Sewer stub-out inside the demised space.

•                                   Domestic water meter and service.

•                                   A floor to ceiling demising wall. The wall will be insulated to ten (10) feet  from finished floor.

Record and return to:

Principal Life lisurance Company
c/o Principal Capital Management, LLC
801 Grand Avenue
Des Moines, Iowa 50392
Attn: Donise Cannaday

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT, made and entered into as of the     day of            20  , by and between PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation, with its principal office at 801 Grand Avenue, Des Moines, Iowa 50392 (hereinafter called “Mortgagee”), MAJESTIC REALTY CO., and PATRICIAN ASSOCIATES, INC., both California corporations, with its principal office at 13191 Crossroads Parkway North, 6th Floor, City of Industry, California 91746 (hereinafter called “Lessor”) and CHINO COMMERCIAL BANK, N.A., a National Association (hereinafter called “Lessee”);

WITNESSETH:

WHEREAS, Lessee has by a written lease dated January 10, 2000, and all future amendments, modifications and extensions approved in writing by Mortgagee (hereinafter called the “Lease”) leased from Lessor all or part of certain real estate and improvements thereon located in the City of Chino as more particularly described in Exhibit A attached hereto (the “Demised Premises”); and

WHEREAS, Lessor is encumbering the Demised Premises as security for a loan (the “Loan”) from Mortgagee to Lessor (the “Mortgage”); and

WHEREAS, Lessee, Lessor and Mortgagee have agreed to the following with respect to their mutual rights and obligations pursuant to the Lease and the Mortgage;

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) paid by each party to the other and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

(1)           Lessee’s interest in the Lease and all rights of Lessee thereunder, including any purchase option or right of first refusal in connection with a sale of the Demised Premises, if any, shall be and are hereby declared, subject and subordinate to the Mortgage upon the Demised Premises and its terms, and the term “Mortgage” as used herein shall also include any amendment, supplement, modification, renewal, refinance or replacement thereof.

(2)           In the event of any foreclosure of the Mortgage or any conveyance in lieu of foreclosure, provided that the Lessee shall not then be in default beyond any grace period under the Lease and that the Lease shall then be in full force and effect, then Mortgagee shall neither terminate the Lease nor join Lessee in foreclosure proceedings, nor disturb Lessee’s possession, and the Lease shall continue in full force and effect as a direct lease between Lessee and Mortgagee.

(3)           After the receipt by Lessee of notice from Mortgagee of any foreclosure of the Mortgage or any conveyance of the Demised Premises in lieu of foreclosure, Lessee will thereafter attorn to and recognize Mortgagee or any purchaser at any foreclosure sale or otherwise as its substitute lessor on the terms and conditions set forth in the Lease.

(4) Lessee has not and shall not prepay any of the rents under the Lease more than one month in advance except with the prior written consent of Mortgagee.

(5)           In no event shall Mortgagee be liable for the return of any security deposit, any act or omission of the Lessor, nor shall Mortgagee be subject to any offsets or deficiencies which Lessee may be entitled to assert against the Lessor as a result of any act or omission of Lessor occurring prior to Mortgagee’s obtaining title to the Demised Premises, it being understood that nothing in this clause shall be deemed to exclude Mortgagee from responsibility for repairs and maintenance required of the Lessor under the Lease from and after the date Mortgagee acquires title to the Demised Premises, whether or not the need for such repairs or maintenance accrued before or after such date; provided, however, that in no event shall Mortgagee be responsible for consequential damages resulting from the failure of Lessor to undertake such repairs and maintenance.

(6)           So long as the Loan is outstanding, the Lease may not be amended, modified, terminated, or subordinated without the prior written consent of Mortgagee.

(7)           There shall be no merger of the Lease or the leasehold estate created thereby with any other estate in the Demised Premises, including, without limitation, the fee estate, by reason of the same person or entity acquiring or holding, directly or indirectly, the Lease and said leasehold estate and any such other estate.

(8)           All information, notices or requests provided for or permitted to be given or made pursuant to this Agreement shall be deemed to be an adequate and sufficient notice if given in writing and service is made by either (i) registered or certified mail, postage prepaid, in which case notice shall be deemed to have been received three (3) business days following deposit to the mail; or (ii) nationally recognized overnight air courier, next day delivery, prepaid, in which case such notice shall be deemed to have been received one (1) business day following delivery to such courier. All notices shall be addressed to the addresses set forth below, or to such other addresses as may from time to time be specified in writing by Lessee, Lessor or Mortgagee to the other parties hereto:

2

If to Mortgagee:

Principal Life Insurance Company
801 Grand Avenue
Des Moines, Iowa 50392

If to Lessor:

Majestic Realty Co. and Patrician Associates, Inc.
13191 Crossroads Parkway North, 6th Floor
City of Industry, California 91746

If to Lessee:

Chino Commercial Bank, N.A.
14345 Pipeline Avenue,
Chino, California 91710

(9)           This Agreement and its terms shall be governed by the laws of the state where the Demised Premises are located and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including without limitation, any purchaser at any foreclosure sale or otherwise. This Agreement may not be modified orally or in any manner other than by an agreement, in writing, signed by the parties.

(10)         This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and such counterparts when taken together shall constitute but one agreement.

(Signatures on following page)

3

IN WITNESS WHEREOF, this Agreement has been fully executed under seal on the day and year first above written.

PRINCIPAL LIFE INSURANCE COMPANY,
an Iowa corporation, Mortgagee

By:	/s/Terrence M. Tobin
Name: Terrence M. Tobin
Title: Counsel

By:	/s/Stephen G. Skrivanek
Name: Stephen G. Skrivanek
Title: Counsel

MAJESTIC REALTY CO., a
California corporation, Lessor

By:
Name:
Title:

PATRICIAN ASSOCIATES, INC., a
California corporation, Lessor

By:	/s/Terrence M. Tobin
Name Terrence M. Tobin
Title:Counsel and Assistant Secretary

By:	/s/Stephen G. Skrivanek
Name: Stephen G. Skrivanek
Title: Counsel and Assistant Secretary

CHINO COMMERCIAL BANK, N.A.,
a National Association, Lessee

By:	/s/Dann H. Bowman
Name:	Dann H. Bowman
Title:	President/ CEO

By:
Name:
Title:

4

ESTOPPEL CERTIFICATE

The undersigned, Chino Commercial Bank, N.A., a National Association, does hereby make the following statements:

1.             They are the Tenant under a certain Lease dated January 10, 2000, with Majestic Realty Co. and Patrician Associates, Inc., both California corporations, as Landlord, leasing the Property commonly known as 14345 Pipeline Avenue, Chino, California.

2.             The Lease dated January 10, 2000, is in full force and effect and the undersigned is aware of no defaults under the terms and conditions of the Lease and has no offsets against rentals due the Landlord or to become due the Landlord.

3.             The undersigned accepted possession of the Property on April 15, 2000, the Lease Term began on April 15, 2000, and ends on June 30, 2005, and the obligation to pay Base Rent begins on April 15, 2000, pursuant to the terms and conditions of the Lease.

4.             The total Base Rent to be paid pursuant to the terms of said Lease is not less than $5,730.10 and no Base Rent has been paid more than one month in advance.

5.             In the event of a default by the Landlord under any of the terms and conditions of the Lease, the undersigned at the same time notice thereof is given to the Landlord, will notify holder of any first mortgage or deed of trust covering the Property, provided Landlord has provided Tenant the address of such Mortgagee. In the event that the default is not cured by the Landlord within the time provided for under the terms and conditions of the Lease and provided the Mortgagee has given the undersigned written notice of Mortgagee’s intention to cure such default, the undersigned will allow the Mortgagee the opportunity and sufficient additional time within which to correct Landlord’s default, provided the Mortgagee diligently pursues such cure.

CHINO COMMERCIAL BANK, N.A., a
National Association

By:	/s/Dann H. Bowman
Title:	President/ CEO
Date:	January 22, 2002

FIRST AMENDMENT TO INDUSTRIAL REAL ESTATE LEASE

This FIRST AMENDMENT TO INDUSTRIAL REAL ESTATE LEASE (“First Amendment”) is made and entered into as of October 27, 2004 (the “First Amendment Date”), by and between MAJESTIC REALTY CO., a California corporation and PATRICIAN ASSOCIATES, INC., a California corporation (collectively, “Landlord”), and CHINO COMMERCIAL BANK, N.A., a national association (“Tenant”).

RECITALS

A.            Tenant and Landlord entered into that certain Industrial Real Estate Lease (the “Lease”), dated January 10, 2000, whereby Landlord leased to Tenant and Tenant leased from Landlord approximately 6,954 square feet of space (the “Property”) more commonly known as 14345 Pipeline Avenue, Chino, California and previously referred to as 14335 Pipeline Avenue, Unit B, Chino, California.

B.            The parties desire to amend the Lease on the terms and conditions set forth in this First Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Terms.               All undefined terms when used herein shall have the same respective meanings as are given such terms in the Lease unless expressly provided otherwise in this First Amendment.

2. Extended Lease Term.    The Lease Term is currently scheduled to expire on June 30, 2005 (the “Lease Expiration Date”). As of the First Amendment Date, the Lease Term is extended to June 30, 2010 (the “Revised Lease Expiration Date”), and, unless sooner terminated under the terms of the Lease, as amended by this First Amendment, will expire on the Revised Lease Expiration Date. The period of time beginning on the day following the Lease Expiration Date and continuing through the Revised Lease Expiration Date is the “Extended Lease Term.”

3. Base Rent.        Commencing as of July 1, 2005 and continuing until through June 30, 2006, the monthly Base Rent shall be an amount equal to SIX THOUSAND FOUR HUNDRED FORTY-NINE AND 27/100 DOLLARS ($6,449.27). Commencing as of July 1, 2006 and continuing until through June 30, 2007, the monthly Base Rent shall be an amount equal to SIX THOUSAND SIX HUNDRED FORTY-TWO AND 75/100 DOLLARS ($6,642.75). Commencing as of July 1, 2007 and continuing until through June 30, 2008, the monthly Base Rent shall be an amount equal to SIX THOUSAND EIGHT HUNDRED FORTY-TWO AND 03/100 DOLLARS ($6,842.03). Commencing as of July 1, 2008 and continuing until through June 30, 2009, the monthly Base Rent shall be an amount equal to SEVEN THOUSAND FORTY-SEVEN AND 29/100 DOLLARS ($7,047.29). Commencing as of July 1, 2009 and continuing until through June 30, 2010, the monthly Base Rent shall be an amount equal to SEVEN THOUSAND TWO HUNDRED FIFTY-EIGHT AND 71/100 DOLLARS ($7,258.71).

4. Security Deposit.             Concurrently with Tenant’s execution and delivery of this First Amendment, Tenant shall deposit with Landlord an additional Security Deposit in an amount equal to One Hundred Eighty-Seven and 84/100 ($187.84) as additional security for the performance by Tenant of its obligations under the Lease, as amended by this First Amendment.

5. Tenant’s Acceptance of the Property.         Landlord and Tenant acknowledge that Tenant has been occupying the Property pursuant to the Lease, since on or about April 3, 2000, and therefore Tenant continues to accept the Property in its presently existing, “as is” condition and Landlord has made no representation or warranty with regard to the condition of the Property or the suitability thereof for Tenant’s business, nor shall Landlord be obligated to provide or pay for any improvement work or services related to the improvement of the Property.

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6. Deletions.          Effective as of the First Amendment Date, Article 17 of the Lease and the Option to Extend Term Lease Rider attached to the Lease are hereby deleted and shall be of no further force or effect.

7. Brokers.           The parties recognize that the only brokers involved in the negotiation of this First Amendment are Majestic Realty Co. and Seapower Carpenter Capital, Inc. and agree that Landlord shall be solely responsible for the payment of any “Brokerage Commission” to such brokers. Each party represents and warrants to the other that they have not dealt with any other broker in connection with the negotiation and consummation of this First Amendment and they each know of no other real estate broker, agent or finder who is, or might be, entitled to a commission or compensation in connection with this First Amendment. Each party agrees to indemnify and defend the other party against, and hold the other party harmless from, any and all claims, demands, losses, liabilities, damages, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees and costs) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any other real estate broker or agent.

8. No Other Modifications.                Except as otherwise provided herein, all other terms and provisions of the Lease shall remain in full force and effect, unmodified by this First Amendment.

9. Binding Effect.   The provisions of this First Amendment shall be binding upon and inure to the benefit of the heirs, representatives, successors and permitted assigns of the parties hereto.

10. Authority.         The parties represent and warrant that they have the requisite authority to bind the entity on whose behalf they are signing.

11. Counterparts. This First Amendment may be executed in any number of original counterparts. Any such counterpart, when executed, shall constitute an original of this First Amendment, and all such counterparts together shall constitute one and the same First Amendment.

[Signatures on next page.]

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IN WITNESS WHEREOF, the parties have entered into this First Amendment as of the date first set forth above.

“LANDLORD”

Executed on	November 23	, 2004	MAJESTIC REALTY CO.,
a California corporation

			By:	/s/David Wheeler

			By:	/s/Jay Bradford

Executed on	December 01	, 2004	PATRICIAN ASSOCIATES, INC.,
a California corporation

			By:	PRINCIPAL REAL ESTATE
INVESTORS, LLC
a Delaware limited liability company,
its authorized signatory

			By:	/s/Troy A. Koerselman
Troy A. Koerselman
Investment Director
Assest Management
By:

Executed on	November 10	, 2004	“TENANT”

CHINO COMMERCIAL BANK, N.A.,
a national association

			By:	/s/Dann H. Bowman

				Its:	President/ CEO

By:

Its:

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